UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 30, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	LSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 30, 2025, the Board of Directors (the “Board”) of Lakeside Holding Limited (the “Company”) accepted Ms. Yiye Zhou’s resignation as a member of the Board, effective immediately (the “Effective Date”). Ms. Zhou’s resignation from the Board is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Officer and Director

On September 30, 2025, the Board elected Mr. Aik Siang Goh to serve as a director of the Board, beginning on the September 30, 2025.

Mr. Goh, age 48, is a seasoned entrepreneur and business leader with over two decades of experience in technology, innovation, and business strategy. Mr. Goh is the founder and has served as the chairman of EdgeMatrix Computing (“EMC”) since June 2022. At EMC, Mr. Goh leads the development of a distributed network that enables global circulation of idle GPU resources, reducing costs for AI developers and building a blockchain-based ecosystem for secure authentication. Since January 2022, Mr. Goh has also served as a Venture Partner at Chuang House Capital, with a focus on AI, SaaS, and Web3 sectors. From 2020 to 2021, Mr. Goh served as General Manager, China Commercial, for Improbable. From 2019 to 2020, he was Executive Director and General Manager of Global Accounts for Amazon Web Services in China. Before joining Amazon Web Services, Mr. Goh also acted as Managing Director and General Manager of Southeast Asia for Fosun Group. Earlier in his career, Mr. Goh held senior leadership roles at Hewlett Packard Enterprise, Dell, and HP in the Asia-Pacific region, as well as at MCSB Systems in China. Mr. Goh holds a Master’s degree in Financial Management from Macquarie Graduate School of Management and a Bachelor of Commerce in Finance from the University of Melbourne.

Mr. Goh was nominated to serve on the Company’s Board of Directors principally based on his extensive leadership experience in global technology, his operational and financial expertise, and his track record of corporate governance at leading public companies.

The Board has appointed Mr. Goh to serve as a member of the Audit Committee, a member of the Compensation Committee, and a member and the chair of the Nominating and Corporate Governance Committee.

The Board has determined that Mr. Goh is independent under the corporate governance requirements of Nasdaq, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10C-1 of the Exchange Act. The Board has also determined that Mr. Goh qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act.

Mr. Goh’s compensation will be consistent with that of other non-employee directors as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 22, 2025. There are no arrangements or understandings between Mr. Goh and any other person pursuant to which Mr. Goh was selected as a director and there are no related party transactions between the Company and Mr. Goh that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2025

Lakeside Holding Limited

By:	/s/ Long Yi
Long Yi
Chief Financial Officer

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